Exhibit 99.1

FOR IMMEDIATE RELEASE

Cephalon Announces the Availability of NUVIGIL for the Treatment of

Excessive Sleepiness Associated with Treated Obstructive Sleep Apnea,

Shift Work Disorder and Narcolepsy

NUVIGIL Launch Enhanced by Robust Patient Access Programs

FRAZER, Pa., June 1, 2009 — Cephalon, Inc. (Nasdaq: CEPH) today announced that NUVIGIL® (armodafinil) Tablets [C-IV], a longer-lasting formulation of modafinil, is now available.  NUVIGIL is indicated to improve wakefulness throughout the day for the millions of patients who struggle with excessive sleepiness associated with treated obstructive sleep apnea, shift work sleep disorder, also known as shift work disorder, and narcolepsy.  Cephalon has finalized the commercialization plans for NUVIGIL and, beginning today, any patient with a NUVIGIL prescription should be able to obtain the medication from their pharmacy or have it filled within 24 hours.

“We are proud to be able to bring NUVIGIL to physicians and patients and to increase access to the medication through our patient support programs.  Physicians have told us that they want and need a longer-lasting medication for their patients, and NUVIGIL delivers on that need,” said Frank Baldino, Jr., Ph.D., Chairman and CEO, Cephalon.

For a multimedia version of this press release with video and downloadable images, please go to: http://mnr.onthescene.com/cephalon/NUVIGIL.html.

Expanded Access Programs

As part of the launch of NUVIGIL, Cephalon is introducing several new programs designed to expand access for both patients and healthcare providers.  To assist insured patients with co-pay costs for NUVIGIL, Cephalon will offer the NUVIGIL Prescription Savings Program.  Through this program, eligible patients will receive a co-pay savings at the pharmacy to reduce their out-of-pocket costs to fill the prescription.  To help patients and healthcare providers navigate the authorization and reimbursement process, Cephalon established the NUVIGIL Reimbursement Hotline.  The company is also working with managed care organizations in order to provide greater patient access for NUVIGIL through health plans nationwide.

In addition, this year Cephalon created the CephalonCaresSM Foundation.  CEO Frank Baldino, Jr., said, “We recognize that uninsured patients often cannot afford the costs of medications, especially in these economic times.  Therefore, we created the CephalonCares Foundation to provide free medication to eligible patients so that they can access our products when they are in need.”  More information on the CephalonCares Foundation, eligibility guidelines and the products included in the program can be found at www.cephaloncares.com.

Clinical Development Plans

Cephalon is also exploring the potential for NUVIGIL to treat the symptoms associated with an array of medical disorders.  The company recently announced results from a phase three clinical trial of NUVIGIL as a treatment for patients with excessive sleepiness associated with jet lag disorder.  Those data are expected to be submitted as part of a supplemental New Drug Application (sNDA) later this year.

In addition, the company has an extensive clinical development program in place to further study the efficacy and safety of NUVIGIL in bipolar depression, the negative symptoms of schizophrenia, cancer treatment-related fatigue and excessive sleepiness associated with traumatic brain injury.

 “We are encouraged by what we’ve seen to date from the clinical development program for NUVIGIL.  We believe that our continued research into NUVIGIL will enable us to define the full range of benefits that this medication will be able to provide for patients with a variety of medical conditions,” added Dr. Lesley Russell, Executive Vice President and Chief Medical Officer at Cephalon.

About NUVIGIL

NUVIGIL is indicated to improve wakefulness in patients with excessive sleepiness associated with treated obstructive sleep apnea (OSA), shift work sleep disorder, also known as shift work disorder (SWD) and narcolepsy.  The NUVIGIL label includes a bolded warning for serious or life-threatening rash, including Stevens-Johnson Syndrome, that has been reported in adults and children taking modafinil, a racemic mixture of S and R modafinil (the latter is armodafinil, the active ingredient in NUVIGIL).  NUVIGIL is not approved for use in pediatric patients for any indication.

The most common adverse events in controlled clinical trials (greater than 5 percent) were headache, nausea, dizziness, and insomnia.  Full prescribing information for NUVIGIL is available at www.NUVIGIL.com.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and

Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: NUVIGIL,  TREANDA® (bendamustine hydrochloride) for Injection,  AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), PROVIGIL® (modafinil) Tablets [C-IV], and ACTIQ® (oral transmucosal fentanyl citrate) (C-II).  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, clinical development of NUVIGIL, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

Source: Cephalon, Inc.

Contacts:

Media:	Investor Relations:
Sheryl Williams	Chip Merritt
610-738-6493 (office)	610-738-6376 (office)

swilliam@cephalon.com

cmerritt@cephalon.com